EXHIBIT 10.3

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of May 22, 2018, by and between (i) GERMAN AMERICAN BANCORP, INC., an Indiana corporation (“German American”), (ii) Financial Opportunity Fund LLC, f/k/a FJ Capital Long/Short Equity Fund LLC (“FOF”), (iii) Bridge Equities III, LLC (“Bridge Equities III”), (iv) Bridge Equities VIII, LLC (“Bridge Equities VIII”), (v) Bridge Equities IX, LLC (“Bridge Equities IX”), (vi) Bridge Equities X, LLC (“Bridge Equities X” and, together with Bridge Equities III, Bridge Equities VIII, and Bridge Equities IX, “Bridge Equities”) (FOF and Bridge Equities, collectively, the “Shareholder”). All capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the “Merger Agreement” (as defined below).

Recitals

WHEREAS, pursuant to that certain Agreement and Plan of Reorganization of even date herewith (as the same may be amended or supplemented, the “Merger Agreement”), by and among German American, First Security, Inc., a Kentucky corporation (the “Company”), and their respective banking subsidiaries, the Company will merge (the “Merger”) into German American, with German American continuing as the surviving corporation and (i) all of the outstanding voting common stock, without par value, of the Company (“Common Stock”), and (ii) all of the outstanding non-voting capital stock, without par value, of the Company (“Non-Voting Common Stock”), being exchanged for common stock, without par value, of German American and a cash payment;

WHEREAS, as of the date hereof, the Shareholder is the record and beneficial owner of the number of shares of Common Stock set forth on Exhibit A attached hereto (collectively, the “Owned Shares”);

WHEREAS, as a material inducement for German American to enter into the Merger Agreement with the Company and thereby provide the benefits of the Merger to the Shareholder, the Shareholder is willing (among other terms and conditions set forth in this Agreement) to (i) in accordance with the terms hereof, not transfer or otherwise dispose of any of the Owned Shares until the Owned Shares are voted with respect to the Merger, and (ii) vote or cause to be voted the Owned Shares as set forth herein.

Agreement

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the Shareholder agrees with German American as follows:

1.                                      Transfer and Encumbrance.  The Shareholder agrees that it will not take or permit any action to, directly or indirectly, (i) transfer, sell, assign, give, pledge (excluding any pledges already in effect to commercial lenders that secure the repayment of money borrowed), exchange, or otherwise dispose of or encumber the Owned Shares (except as may be specifically required by court order, in which case the Shareholder shall give German American prior written notice and any such transferee shall agree to be bound by the terms and conditions of this Agreement) prior to the “Expiration Date” (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date; (ii) deposit any of the Owned Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Owned Shares or grant any proxy or power of attorney with respect thereto, in each case, in a manner that conflicts or may conflict with the Shareholder’s obligations hereunder; or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer, exchange or other disposition of or transfer of any interest in or the voting of any of the Owned Shares, in each case, in a manner that conflicts or may conflict with the Shareholder’s obligations hereunder.  Notwithstanding the foregoing, the Shareholder may transfer Owned Shares to an affiliate, so long as prior to such transfer, such affiliate enters into an agreement with German American pursuant to which such affiliate agrees to be bound by (and has full ability to perform the terms of) this Agreement to the full extent the Shareholder is bound.

As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) February 1, 2019, (ii) the date which is the day following the shareholder meeting at which the Merger is approved by the Company’s shareholders, (iii) the date the Merger Agreement is terminated in accordance with Article VII of the Merger Agreement, (iv) the date that the Merger Agreement is amended or any provision waived in a manner adverse to the Shareholder (including without limitation a reduction in the merger consideration, a change in the type of merger consideration, or a change in the relative proportions of the types of merger consideration), or (v) the date the Board decides not to recommend or withdraws its recommendation of the Merger without a breach of Sections 4.01(d), 4.01(e) or 4.03(a), or Section 7.08 of the Merger Agreement.

2.                                      Voting and Consent with Respect to Merger.

2.1                               Agreement to Vote.  Prior to the Expiration Date, at every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, the Shareholder agrees to vote (or cause to be voted) the Owned Shares: (i) in favor of approval of the Merger, the Merger Agreement and the transactions contemplated thereby and any matter that could reasonably be expected to facilitate the Merger; (ii) in favor of any alternative structure as may be agreed upon by German American and the Company to effect the Merger; provided that such alternative structure is on terms no less favorable to the Shareholder from an economic point of view (including tax considerations) than the terms of the Merger set forth in the Merger Agreement (including, without limitation, with respect to the consideration to be received by the Shareholder); and (iii) against the consummation of any proposal looking toward the acquisition of control of the Company by any party not affiliated with German American, or any action, proposal, agreement or transaction (other than the Merger, the Merger Agreement or the transactions contemplated thereby) that in any such case would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement. Notwithstanding the foregoing, the Shareholder shall have no obligation to vote in favor of the Merger, the Merger Agreement, the transactions contemplated thereby, or any matter expected to facilitate the Merger, if the Merger Agreement has been amended or supplemented or any provision of the Merger Agreement is waived in a manner that is adverse to the Shareholder (including, without limitation, a reduction in the merger consideration, a change in the type of merger consideration, or a change in the relative proportions of the types of merger consideration).

2.2                               Binding as to Specific Matters.  This Agreement is intended to bind the Shareholder as a shareholder of the Company only with respect to the specific matters set forth herein.  Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict the Shareholder from voting in its sole discretion on any matter other than those matters referred to in this Agreement.

3.                                      No Opposition.  Prior to the Expiration Date, the Shareholder agrees not to take, or cause to be taken, any action in the Shareholder’s capacity as a holder of securities of the Company that would, or would be reasonably likely to, have the purpose or effect of preventing the consummation of the Merger and the transactions contemplated by the Merger Agreement.  Prior to the Expiration Date, the Shareholder agrees to use its commercially reasonable efforts to take, or cause to be taken in its capacity as a holder of securities of the Company, all actions necessary to effect the Merger and the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, the Shareholder shall have no obligations pursuant to this Section 3 if the Merger Agreement has been amended or supplemented or any provision of the Merger Agreement is waived in a manner that is adverse to the Shareholder (including, without limitation, a reduction in the merger consideration, a change in the type of merger consideration, or a change in the relative proportions of the types of merger consideration).

4.                                      New Securities.  The Shareholder hereby agrees that any shares of the capital stock or other securities of the Company that the Shareholder purchases or with respect to which the Shareholder otherwise acquires a right to acquire or other beneficial ownership (as such concept of beneficial ownership is interpreted for purposes of the beneficial ownership disclosure provisions of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission adopted thereunder), after the date of this Agreement and prior to the Expiration Date (the “New Securities”), and any and all other shares or securities of the Company issued, issuable, exchanged or exchangeable in respect of any New Securities, shall become subject to the terms and conditions of this Agreement to the same extent as if they constituted Owned Shares.

5.                                      Ownership of German American Shares.

5.1                               Current Holdings.  The Shareholder hereby represents and warrants to German American that, on the date hereof, neither the Shareholder, individually or in concert with others acting as a 13D Group (as defined below), nor, to Shareholder’s knowledge, any of its principals, directors, members, general partners, managers, officers and controlled affiliates, are record or beneficial owners of any capital stock of German American or of any options or other rights, agreements or arrangements of any character that permit the Shareholder to acquire any capital stock of German American, except, in each case, as set forth on Exhibit A.  A “13D Group” shall mean any group of persons or entities that is affiliated and acting in concert or that holds or is formed for the purpose of holding, voting, or disposing any voting securities of German American which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D if such group were to beneficially own voting securities representing more than five percent (5%) of any voting securities then outstanding.  The Shareholder is not the legal or beneficial owner of any options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character that permit the Shareholder to acquire any capital stock of the Company. For the purposes of this

Agreement, “Shareholder’s knowledge” means (i) as it relates to stock ownership by the principals, directors, members, general partners, managers, officers and controlled affiliates of Bridge Equities, the actual knowledge of Timothy B. Peterson, without any obligation to investigate on his part, and (ii) as it relates to stock ownership by the principals, directors, members, general partners, managers, officers and controlled affiliates of FOF, the actual knowledge of Martin Friedman, without any obligation to investigate on his part.

5.2                               Limitation on Acquisition.  The Shareholder agrees that until this Agreement terminates under Section 9.1, the Shareholder, individually or in concert with others acting as a 13D Group, will not, and will use commercially reasonable efforts to cause each of its principals, directors, members, general partners, managers, officers and controlled affiliates, not to, in any way, without the prior written consent of German American, acquire, agree to acquire (whether by purchase, tender or exchange offer, through acquisition of control of another person or entity, by joining a 13D Group, through the use of a derivative instrument or voting agreement) or otherwise knowingly facilitate the acquisition of, any beneficial ownership of any capital stock of German American that would result in the Shareholder and its controlled affiliates beneficially owning in excess of 9.9% of the total outstanding shares of common stock of German American immediately following the Effective Time (giving effect to the Merger and the transactions contemplated by the Merger Agreement, including the issuance of shares of German American common stock in the Merger). For the avoidance of doubt if the Shareholder is deemed to have joined a 13D group as a result of this Agreement, then such determination by itself shall not be deemed a breach of this Section 5.2.

6.                                      Certain Existing Rights Terminated.  Pursuant to (i) the Securities Purchase Agreement, dated as of March 25, 2014, by and among the Company, the Shareholder and the other purchasers signatory thereto, (ii) the Letter Agreement, dated March 25, 2014, by and between the Company and Bridge Equities III, and (iii) the Registration Rights Agreement, dated as of March 31, 2014, by and among the Company, the Shareholder, and the other purchasers signatory thereto (collectively, the “Shareholder Agreements”), the Shareholder was granted by the Company certain information, pre-emption, and registration rights relating to the Owned Shares.  Except for the specific rights and obligations contemplated by this Agreement, each of the Shareholder Agreements and all rights and obligations granted or assumed thereunder, or under any related agreement, shall terminate at the Effective Time.

7.                                      Representations and Warranties.

7.1                               Shareholder Representations and Warranties. The Shareholder hereby represents and warrants to German American as follows:

(a)                                 Ownership.  On the date hereof, the Owned Shares set forth on Exhibit A hereto are owned of record or beneficially by the Shareholder in the manner reflected thereon, include all of the shares of Common Stock owned of record or beneficially by the Shareholder and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests, except (if applicable) as set forth on Exhibit A hereto, which encumbrances or other items do not affect in any respect the ability of the Shareholder to perform Shareholder’s obligations hereunder. The Shareholder is not the legal or beneficial owner of any options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character that permit the Shareholder to acquire any capital stock of the Company.  As of the date hereof, the Shareholder has, and at any shareholder meeting (or on the date of any action or approval by written consent of the shareholders) of the Company held in connection with the Merger Agreement and the transactions contemplated thereby, the Shareholder will have (except as otherwise permitted by this Agreement), sole voting power and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Exhibit A.

(b)                                 Authorization; Binding Agreement.  The Shareholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has sole voting power and sole power of disposition, with respect to all of the Owned Shares with no restrictions on its voting rights or rights of disposition pertaining thereto, except as specified on Exhibit A. The Shareholder has duly executed and delivered this Agreement and, assuming its due authorization, execution and delivery by German American, this Agreement is a legal, valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms.

(c)                                  No Consent or Violation.  The execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require the Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on the Shareholder or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to the Shareholder or pursuant to which any of its or its affiliates’ respective properties or assets are bound, or (iv) violate any other agreement to which the Shareholder or any of its affiliates is a party including, without limitation, any voting agreement, shareholders agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

(d)                                 Reliance.  The Shareholder understands and acknowledges that each of German American and the Company is entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

7.2                               German American Representations and Warranties. German American hereby represents and warrants to the Shareholder as follows:

(a)                                 Authorization.  German American has full legal right and capacity to execute and deliver this Agreement, to perform German American’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by German American and the execution, delivery and performance of this Agreement by German American and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of German American and no other actions or proceedings on the part of German American are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b)                                 Binding Effect.  Assuming due execution and delivery of this Agreement by the Shareholder, this Agreement constitutes the valid and binding agreement of German American, enforceable against German American in accordance with its terms.

8.                                      Further Assurances.  Prior to the Expiration Date, the Shareholder hereby covenants and agrees to execute and deliver, or cause to be executed or delivered, such proxies, consents, waivers and other instruments, and undertake any and all further action, necessary or desirable, in the reasonable opinion of German American, to carry out the purpose and intent of this Agreement and to consummate the Merger, the Merger Agreement and the transactions contemplated thereby, including making certain so-called “passivity commitments” to the Board of Governors of the Federal Reserve System (the “FRB”) or to any other federal or state banking regulator, if required; provided, however, that (a) the Shareholder shall not be required to make any passivity commitment more restrictive than the passivity commitment made by the Shareholder in connection with the Shareholder’s acquisition of its interest in the Company, and (b) the Shareholder shall not be required to make any disclosures of the identities or financial condition of its (or its investment advisors’) limited partners, shareholders or non-managing members to the extent not otherwise disclosed in connection with the Shareholder’s acquisition of its interest in the Company.

9.                                      Termination.

9.1                               Termination of Agreement.  This Agreement shall terminate and shall have no further force or effect upon the Expiration Date.

9.2                               Effect of Termination. In the event of termination of this Agreement pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any willful breach of this Agreement occurring prior to such termination.

10.                               Miscellaneous.

10.1                        Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction (or deemed formally or informally by a governmental agency) to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  In the event that a governmental agency (including but not limited to the FRB) expresses to German American any concern that this Agreement may be violative of law applicable to German American or the Shareholder, then German American shall so notify the Shareholder of such concern, and German American and the Shareholder shall cooperate with each other toward amending this Agreement in order to resolve such governmental agency’s concern(s).

10.2                        Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other; provided, however, that

German American may freely assign its rights to a direct or indirect wholly-owned subsidiary of German American without such prior written approval but no such assignment shall relieve German American of any of its obligations hereunder. Any purported assignment without such consent shall be void.  No provision of this Agreement shall be for the benefit of any third party, except that the Company is an intended third-party beneficiary of the Shareholder’s agreements pursuant to this Agreement.

10.3                        Amendment and Modification.  This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

10.4                        Specific Performance; Injunctive Relief.  The parties hereto acknowledge that German American may be irreparably harmed and that there may be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to German American upon such violation, German American shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to German American at law or in equity.

10.5                        Notices.  All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand, national or international overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid (effective when delivered by hand, or by telecopy or electronic message (if receipt of such telecopy or electronic message at or about the time of telecopy or electronic message is confirmed by the recipient of the telecopy or electronic message), one (1) business day after dispatch by overnight courier, and three (3) business days after dispatch by mail), as follows:

If to German American, to:

Mr. Mark A. Schroeder

Chairman and Chief Executive Officer

German American Bancorp, Inc.

711 Main Street

Jasper, Indiana  47546

Telecopy No.:  (812) 482-0745

with a copy to:

Jeremy E. Hill, Esq.

Bingham Greenebaum Doll LLP

10 W. Market Street

2700 Market Tower

Indianapolis, Indiana 46204

Telecopy No.:  (317) 236-9907

If to the Shareholder, to:

The address set forth beneath the Shareholder’s signature below.

And in the event of notice to either German American or the Shareholder, with a copy to:

Michael F. Beckwith

President and Chief Executive Officer

First Security, Inc.

313 Frederica St.

Owensboro, Kentucky 42301

Telecopy No.:  (270) 663-0511

and with a copy to:

R. James Straus

Frost Brown Todd LLC

400 W. Market St., Suite 3200

Louisville, Kentucky 40202

Telecopy No.:  (502) 581-1087

10.6                        Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Indiana without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Indiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Indiana.

10.7                        Entire Agreement. This Agreement contains the entire understanding of German American and the Shareholder in respect of the subject matter hereof, and, except for any confidentiality agreements between German American and the Company binding upon the Shareholder, supersedes all prior negotiations and understandings between the parties with respect to such subject matters

10.8                        Counterparts.  This Agreement may be executed (and delivered, in original form or by electronic mail or by facsimile transmission) in several counterparts, each of which shall be an original, but all of which together shall (when executed and delivered between or among two or more signatories) constitute one and the same agreement.

10.9                        Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

10.10                 No Limitation on Actions as Director or Officer.  Notwithstanding anything to the contrary in this Agreement, in the event a representative of the Shareholder is an officer or director of the Company, nothing in this Agreement is intended or shall be construed to require such representative, in such individual’s capacity as an officer or director of the Company, to act or fail to act in accordance with such individual’s fiduciary duties in such capacity.

10.11                 Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

10.12                 Disclosure.  The Shareholder hereby authorizes German American and the Company to disclose the identity of the Shareholder and the nature and amounts of its commitments, arrangements and understandings under this Agreement (and to file publicly a copy of this Agreement in that connection) in any reports or other filings or communications that either German American or the Company may be required to file under any applicable law (without seeking confidential treatment of such disclosure), including without limitation the laws popularly known as Bank Holding Company Act of 1956, the Bank Merger Act, the Securities Exchange Act of 1934, and the Securities Act of 1933 (each as amended), and including, without limitation, any report filed with the Securities and Exchange Commission on Form 8-K or any Schedule 13D or Schedule 13G, any Registration Statement filed by German American under the Securities Act of 1933, and any applications or notices seeking or concerning regulatory review and/or approval of the Merger and/or this Agreement that may be filed with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Indiana Department of Financial Institutions and the Kentucky Department of Financial Institutions.

10.13                 Attorney Fees.  Except as otherwise provided herein, each party shall pay hereto shall pay its own costs, expenses and attorney’s fees in connection with the review and execution of this Agreement, any future negotiation or consultation in connection with this Agreement, and/or in the event of any judicial proceeding arising out of or related to this Agreement or which requires the interpretation or construction of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

GERMAN AMERICAN BANCORP, INC.

By:	/s/ Mark A. Schroeder
Mark A. Schroeder,
Chairman and Chief Executive Officer

[German American Signature Page to Voting and Support Agreement]

FINANCIAL OPPORTUNITY FUND LLC, F/K/A/ FJ CAPITAL LONG/SHORT EQUITY FUND LLC

By:	/s/ Martin Friedman
Name:	Martin Friedman
Title:	Managing Member of FJ Capital Management LLC

Address:
Financial Opportunity Fund LLC
c/o FJ Capital Management LLC
1313 Dolley Madison Blvd., Suite 306
McClean, VA 22101
Attn: Jeffrey A. Kashdin
	E-mail:	ashdin@fjcapital.com

[Shareholder Signature Page to Voting and Support Agreement]

BRIDGE EQUITIES III, LLC

By: SunBridge Manager, LLC, its Managing Member

By:	/s/ Timothy B. Peterson
Name:	Timothy B. Peterson
Title:	Vice President

Address:
Bridge Equities III, LLC
8171 Maple Lawn Blvd., Suite 375
Fulton, MD 20759
Attn: Dave Korotkin
E-mail: Dkorotkin@ricoffice.com

BRIDGE EQUITIES VIII, LLC

By: SunBridge Manager, LLC, its Managing Member

By:	/s/ Timothy B. Peterson
Name:	Timothy B. Peterson
Title:	Vice President

Address:
Bridge Equities VIII, LLC
8171 Maple Lawn Blvd., Suite 375
Fulton, MD 20759
Attn: Dave Korotkin
E-mail: Dkorotkin@ricoffice.com

BRIDGE EQUITIES IX, LLC

By: SunBridge Manager, LLC, its Managing Member

By:	/s/ Timothy B. Peterson
Name:	Timothy B. Peterson
Title:	Vice President

[Shareholder Signature Page to Voting and Support Agreement]

Address:
Bridge Equities IX, LLC
8171 Maple Lawn Blvd., Suite 375
Fulton, MD 20759
Attn: Dave Korotkin
E-mail: Dkorotkin@ricoffice.com

BRIDGE EQUITIES X, LLC

By: SunBridge Manager, LLC, its Managing Member

By:	/s/ Timothy B. Peterson
Name:	Timothy B. Peterson
Title:	Vice President

Address:
Bridge Equities X, LLC
8171 Maple Lawn Blvd., Suite 375
Fulton, MD 20759
Attn: Dave Korotkin
E-mail:Dkorotkin@ricoffice.com

[Shareholder Signature Page to Voting and Support Agreement]

Exhibit A

Share Ownership

Listing of Shares of Capital Stock of First Security, Inc. (i.e., the “Owned Shares”)

10,702 shares of common stock, without par value.

Record and Beneficial Owner: Financial Opportunity Fund LLC, f/k/a FJ Capital

Long/Short Equity Fund LLC

143,419 shares of common stock, without par value

Record and Beneficial Owner:  Bridge Equities III, LLC

1,716 shares of common stock, without par value

Record and Beneficial Owner:  Bridge Equities VIII, LLC

2,574 shares of common stock, without par value

Record and Beneficial Owner:  Bridge Equities IX, LLC

4,291 shares of common stock, without par value

Record and Beneficial Owner:  Bridge Equities X, LLC

Listing of Shares of Capital Stock of German American Bancorp, Inc.

None.